Exhibit 2.1







                                    AGREEMENT

                                  BY AND AMONG

                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.,

                            EARFUL ACQUISITION CORP.

                                       AND

                              EARFUL OF BOOKS, INC.





                            DATED AS OF JUNE 29, 2001

                                TABLE OF CONTENTS

                                                                                  PAGE
ARTICLE  I     THE  MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . .      2

     SECTION  1.01.     The  Merger . . . . . . . . . . . . . . . . . . . . . .      2
                        -----------
     SECTION  1.02.     Effective  Time. . . . . . . . . . . . . . . . . . . . .     2
                        ---------------

ARTICLE  II     REPRESENTATIONS  AND  WARRANTIES  OF  EARFUL . . . . . . . . . .     2

     SECTION  2.01.     Organization  and  Qualification;  Subsidiaries. . . . .     3
                        -----------------------------------------------
     SECTION  2.02.     Articles  of  Incorporation  and  By-Laws. . . . . . . .     3
                        -----------------------------------------
     SECTION  2.03.     Capitalization . . . . . . . . . . . . . . . . . . . . .     3
                        --------------
     SECTION  2.04.     Authority  . . . . . . . . . . . . . . . . . . . . . . .     4
                        ---------
     SECTION  2.05.     No  Conflict;  Required  Filings  and  Consent . . . . .     4
                        ----------------------------------------------
     SECTION  2.06.     Permits;  Compliance . . . . . . . . . . . . . . . . . .     5
                        --------------------
     SECTION  2.07.     Financial  Statements  . . . . . . . . . . . . . . . . .     5
                        ---------------------
     SECTION  2.08.     No  Undisclosed  Liabilities . . . . . . . . . . . . . .     5
                        ---------------  -----------
     SECTION  2.09.     Absence  of  Certain  Changes  or  Events. . . . . . . .     5
                        -----------------------------------------
     SECTION  2.10.     Absence  of  Litigation. . . . . . . . . . . . . . . . .     6
                        -----------------------
     SECTION  2.11.     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .     6
                        -----
     SECTION  2.12.     Brokers  . . . . . . . . . . . . . . . . . . . . . . . .     6
                        -------
     SECTION  2.13.     Earful  Corporate  Action. . . . . . . . . . . . . . . .     6
                        -----------------  ------
     SECTION  2.14.     Environmental  Laws  and  Regulations. . . . . . . . . .     6
                        -------------------------------------
     SECTION  2.15.     Employee  Benefit  Plans . . . . . . . . . . . . . . . .     8
                        ------------------------
     SECTION  2.16.     Securities  Laws . . . . . . . . . . . . . . . . . . . .     8
                        ----------------

ARTICLE  III     REPRESENTATIONS  AND  WARRANTIES  OF AANP AND NEWCO . . . . . .     8

     SECTION  3.01.     Organization  and  Qualification . . . . . . . . . . . .     9
                        --------------------------------
     SECTION  3.02.     Articles  of  Incorporation  and  By-Laws. . . . . . . .     9
                        ---------------------------------------
     SECTION  3.03.     Capitalization . . . . . . . . . . . . . . . . . . . . .     9
                        -------------
     SECTION  3.04.     Authority  . . . . . . . . . . . . . . . . . . . . . . .    10
                        --------
     SECTION  3.05.     No  Conflict;  Required  Filings  and  Consents. . . . .    10
                        -----------------------------------------------
     SECTION  3.06.     Permits;  Compliance . . . . . . . . . . . . . . . . . .    11
                        --------------------
     SECTION  3.07.     Reports;  Financial  Statements  . . . . . . . . . . . .    12
                        --------  ---------------------
     SECTION  3.08.     Absence  of  Certain  Changes  or  Events. . . . . . . .    12
                        -----------------------------------------
     SECTION  3.09.     No  Undisclosed  Liabilities . . . . . . . . . . . . . .    12
                        ----------------------------
     SECTION  3.10.     Absence  of  Litigation  . . . . . . . . . . . . . . . .    13
                        -----------------------
     SECTION  3.11.     Ownership  of  Newco;  No  Prior  Activities . . . . . .    13
                        --------------------------------------------
     SECTION  3.12.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .    13
                        -----
     SECTION  3.13.     Brokers  . . . . . . . . . . . . . . . . . . . . . . . .    14
                        -------
     SECTION  3.14.     Environmental  Laws  and  Regulations  . . . . . . . . .    14
                        -------------------------------------


     SECTION  3.15.     Contract  Rights . . . . . . . . . . . . . . . . . . . .    14
                        ----------------
     SECTION  3.16.     Employee  Benefit  Plans . . . . . . . . . . . . . . . .    15
                        ------------------------
     SECTION  3.17.     Public  Offering . . . . . . . . . . . . . . . . . . . .    15
                        ----------------
     SECTION  3.18.     Acknowledgment  of  Paul  Rush  Conviction . . . . . . .    15
                        ------------------------------------------

ARTICLE IV     ADDITIONAL AGREEMENTS; CONDITIONS TO CLOSING; TERMINATION  . . .     16

     SECTION  4.01.     Appropriate  Action;  Consents;  Filings     16
                        ----------------------------------------
     SECTION  4.02.     Conduct  of  Business  by  Earful  Pending the Merger .     16
                        -----------------------------------------------------
     SECTION  4.03.     Conduct  of  Business  by  AANP  Pending  the  Merger .     18
                        -----------------------------------------------------
     SECTION  4.04.     Tax  Treatment  . . . . . . . . . . . . . . . . . . . .     20
                        --------------
     SECTION  4.05.     Indemnification . . . . . . . . . . . . . . . . . . . .     20
                        ---------------
     SECTION  4.06.     Conditions  to  Closing . . . . . . . . . . . . . . . .     25
                        -----------------------
     SECTION  4.07.     Termination  . . . . . . . . . . . . . . . . . .. . . .     28
                        -----------
     SECTION  4.08.     Effect  of  Termination . . . . . . . . . . . . . . . .     28
                        -----------------------

ARTICLE  V     GENERAL  PROVISIONS  . . . . . . . . . . . . . . . . . . . . . .     29

     SECTION  5.01.     Effectiveness  of Representations, Warranties and
                        ---------------------------------------------------
                        Agreements  . . . . . . . . . . . . . . . . . . . . . .     29
                        ----------
     SECTION  5.02.     Notices . . . . . . . . . . . . . . . . . . . . . . . .     29
                        -------
     SECTION  5.03.     Certain  Definitions  . . . . . . . . . . . . . . . . .     31
                        --------------------
     SECTION  5.04.     Headings  . . . . . . . . . . . . . . . . . . . . . . .     32
                        --------
     SECTION  5.05.     Severability  . . . . . . . . . . . . . . . . . . . . .     32
                        ------------
     SECTION  5.06.     Entire  Agreement . . . . . . . . . . . . . . . . . . .     32
                        -----------------
     SECTION  5.07.     Assignment  . . . . . . . . . . . . . . . . . . . . . .     33
                        ----------
     SECTION  5.08.     Parties  in  Interest . . . . . . . . . . . . . . . . .     33
                        ---------------------
     SECTION  5.09.     Failure or Indulgence Not Waiver; Remedies Cumulative .     33
                        -----------------------------------------------------
     SECTION  5.10.     Governing  Law  . . . . . . . . . . . . . . . . . . . .     33
                        --------------
     SECTION  5.11.     Jurisdiction  . . . . . . . . . . . . . . . . . . . . .     33
                        ------------
     SECTION  5.12.     Counterparts  . . . . . . . . . . . . . . . . . . . . .     34
                        ------------
     SECTION  5.13.     Amendment . . . . . . . . . . . . . . . . . . . . . . .     34
                        ---------
     SECTION  5.14.     Arbitration . . . . . . . . . . . . . . . . . . . . . .     34
                        -----------

                                    AGREEMENT

          AGREEMENT  dated  as  of  June  29, 2001 ("Agreement"), among AMERICAN
                                                     ---------
ABSORBENTS  NATURAL  PRODUCTS,  INC.,  a  Utah  corporation  ("AANP"),  EARFUL
                                                               ----
ACQUISITION  CORP.,  a Texas corporation ("Newco") and a wholly owned subsidiary
                                           -----
of AANP, and AUDIOBOOKS OF TEXAS, INC d/b/a EARFUL OF BOOKS, a Texas corporation ("Earful").
  ------

          WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Texas Business Corporation Act ("TBCA"), at
                                                                      ----
the Effective Time (as defined herein), Newco will merge with and into Earful (the "Merger") as a result of which the shareholders of Earful will own together
      ------
approximately 76% of the issued and outstanding shares of the common stock, $.001 par value, of AANP (on a fully diluted basis);

          WHEREAS, the Board of Directors of Earful has determined that the Merger is fair to, and in the best interests of, Earful and its shareholders; has approved and adopted this Agreement and the transactions contemplated herein; and recommended that the transactions contemplated herein be approved by the shareholders of Earful;

          WHEREAS, the Board of Directors of AANP has determined that the Merger is in the best interests of AANP and its shareholders and has approved and adopted this Agreement and the transactions contemplated herein;

          WHEREAS, the Board of Directors of Newco has determined that the Merger is in the best interests of Newco and its stockholder and the Board of Directors of Newco and AANP, as the sole stockholder of Newco, have approved and adopted this Agreement and the transactions contemplated herein;

          WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code") and that
                                                                 ----
this Agreement and the Annexes hereto shall constitute a "plan of reorganization" for the purposes of section 368 of the Code;

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

          SECTION  1.01.     The  Merger.  Upon  the  terms  and  subject to the
                             -----------
conditions set forth in this Agreement, and in accordance with the TBCA, at the Effective Time (as defined in Section 1.02), Newco and Earful shall effect a merger by executing the Plan and Agreement of Merger (the "Plan") in
                                                                     ----
substantially the form attached hereto as Annex I, and by executing and filing Articles of Merger (the "Articles"), substantially in the form attached hereto
                           --------
as Annex II, in the manner provided in Article 5.04 of the TBCA. As a result of the Merger, the separate corporate existence of Newco shall cease and Earful shall continue as the surviving corporation in the Merger (the "Surviving
                                                                       ---------
Corporation").  The  name  of the Surviving Corporation shall, concurrently upon
-----------
filing the Articles, be changed to"Earful Audiobooks, Inc." Prior to the Merger, AANP shall, pursuant to the terms of the Subscription Agreement, a copy of which is attached as Annex III hereto (the "Subscription Agreement"), issue
                                                 ----------------------
and deliver to Newco shares of AANP Stock, and AANP Options equivalent to the number of shares of AANP Stock, and the number of AANP Options to be transferred pursuant to the terms and provisions of the Plan.

          SECTION  1.02.     Effective  Time.  As  promptly as practicable after
                             ---------------
the execution and delivery of this Agreement by each of the parties hereto and the satisfaction or waiver of the conditions to each party's obligations, the parties hereto shall cause the Merger to be consummated by filing the Articles with the Secretary of State of the State of Texas, in such form as required by, and executed in accordance with the relevant provisions of the TBCA (the date and  time  of  such  filing  being  the  "Effective  Time").
                                          ---------------

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF EARFUL

          Earful  hereby  represents  and warrants to AANP and Newco as follows:

          SECTION  2.01.     Organization  and Qualification; Subsidiaries. Each
                             ---------------------------------------------
of  Earful  and  the subsidiaries of Earful listed on Schedule 2.01 (the "Earful
                                                                          ------
Subsidiaries") is an entity validly existing and in good standing under the laws
------------
of the jurisdiction of its incorporation or organization, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

          SECTION  2.02.     Articles  of Incorporation and By-Laws.  Earful has
                             --------------------------------------
furnished to AANP complete and correct copies of the Articles of Incorporation and the By-Laws or the equivalent organizational documents, in each case as amended or restated, of Earful and the Earful Subsidiaries. Neither Earful nor any of the Earful Subsidiaries is in violation of any of the provisions of its respective Articles of Incorporation or By-Laws or equivalent organizational documents.

          SECTION 2.03.     Capitalization.  (a) The authorized capital stock of
                            --------------
Earful  consists  of  10,000,000 shares of common stock, $.01 par value ("Earful
                                                                          ------
Common").  As  of  the  date  hereof  (i)  2,460,270 shares of Earful Common are
------
issued and outstanding, all of the issued and outstanding shares of Earful Common are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Earful's Articles of Incorporation or By-Laws or any agreement to which Earful is a party or bound and (ii) 26,863 shares of Earful Common are reserved for issuance upon the exercise of warrants or options to purchase shares of Earful Common ("Earful
                                                                          ------
Options").  The  Earful  Common  and  Earful  Options  are  referred  to herein,
---------
collectively, as the "Earful Securities"). There are no bonds, debentures, notes
                      -----------------
or other indebtedness issued or outstanding having the right to vote on any matters on which Earful's shareholders may vote. Except for the Earful Options set forth in Schedule 2.03(a), there are no options, warrants, calls or other
                -----------------
rights (including registration rights), agreements, arrangements or commitments presently outstanding obligating Earful to issue, deliver or sell shares of its capital stock or debt securities, or obligating Earful to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrang ement or commitment.

          (b) All the outstanding shares of capital stock or other equity ownership interests of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as indicated on Schedule 2.01, such shares are owned by Earful free and clear of any security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever ("Encumbrances"). There are no options,
                                          ------------
warrants, calls or other rights (including registration rights), agreements, arrangements or commitments of any character to which Earful or any Earful Subsidiary is a party relating to the issued or unissued capital stock of, or other equity interests in, any Earful Subsidiary.

          SECTION  2.04.     Authority.  Upon  receipt  of  the  consent  of the
                             ---------
requisite number of shareholders of Earful, Earful will have all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. Except for the approval of the shareholders of Earful, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of Earful is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Earful and, assuming the due authorization, execution and delivery thereof by AANP and Newco, constitutes the legal, valid and binding obligation of Earful enforceable in accordance with its terms (i) except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general rules of equity (regardless of whether such enforceability is considered at law or in equity).

          SECTION  2.05.     No  Conflict; Required Filings and Consent.  Except
                             ------------------------------------------
as set forth on Schedule 2.05, (a)  The execution and delivery of this Agreement
                -------------
by Earful does not, and the performance of this Agreement by Earful will not (i) conflict with or violate the Articles of Incorporation or By-Laws, or the equivalent organizational documents, in each case as amended or restated, of Earful or any Earful Subsidiary, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this
                                       ----
Agreement and applicable to Earful or any Earful Subsidiary or by which their respective properties is bound or subject, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of an Encumbrance on, any of the properties or assets of Earful or any Earful Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Earful or any Earful Subsidiary is a party or by which Earful or any Earful Subsidiary or their respective properties is bound or subject except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or Encumbrances that would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) operations or prospects of Earful and the Earful Subsidiaries, taken as a whole ("Earful Material Adverse Effect").
                                              -------------------------------

          (b) The execution and delivery of this Agreement by Earful does not, and the performance of this Agreement by Earful will not, require Earful to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign ("Governmental Entities") based on laws, rules, regulations and other
           ----------------------
requirements  of  Governmental  Entities  in  effect  as  of  the  date  of this

Agreement, except for applicable requirements, if any, of (i) federal or state securities laws and the filing and recordation of appropriate merger documents as required by the TBCA and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Earful from performing its obligations under this Agreement or have a Earful Material Adverse Effect.

          SECTION  2.06.     Permits;  Compliance. Earful and each of the Earful
                             --------------------
Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry  on  its  business as it is now being conducted (collectively, the "Earful
                                                                          ------
Permits"),  and  there  is no action, proceeding or, to the knowledge of Earful,
-------
investigation pending or threatened, regarding suspension or cancellation of any of Earful Permits. Neither Earful nor any Earful Subsidiary is in conflict with, or in default or violation of (a) any Law applicable to Earful or any Earful Subsidiary or by which any of their respective properties is bound or subject or (b) any of the Earful Permits, except for any such conflicts, defaults or violations which would not have a Earful Material Adverse Effect.

          SECTION  2.07.     Financial  Statements.  Attached hereto as Schedule
                             ---------------------                      --------
2.07,  are the unaudited consolidated financial statements of Earful as of March
----
31, 2001, containing the balance sheet of Earful and the related statement of operations and statement of shareholders' equity for the period then ended (the "Earful Financial Statements"). To the knowledge of Earful, the Earful
 -----------------------------
Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Earful and the Earful Subsidiaries throughout the periods indicated, and fairly present the consolidated financial position of Earful and the Earful Subsidiaries as of the dates thereof.

          SECTION  2.08.     No Undisclosed Liabilities.  Except as set forth on
                             --------------------------
Schedule 2.08, to the knowledge of Earful, there are no liabilities of Earful or
-------------
any Earful Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities fully reflected or reserved against on the Earful Financial Statements; and liabilities which, individually or in the aggregate, would not have a Earful Material Adverse Effect.

          SECTION 2.09.     Absence of Certain Changes or Events.  Except as and
                            ------------------------------------
to the extent disclosed herein since March 31, 2001, there has not been any significant change by Earful or any Earful Subsidiary in their accounting methods, principles or practices or any circumstance which would constitute a Earful Material Adverse Effect.

          SECTION  2.10.     Absence  of  Litigation.  Except  as  set  forth in
                             -----------------------
Schedule  2.10  attached  hereto,  there  is no claim, action, suit, litigation,
--------------
proceeding, arbitration or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Earful, threatened against Earful or any Earful Subsidiary or any properties or rights of Earful or any Earful Subsidiary and neither Earful nor any Earful Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Earful, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

          SECTION  2.11.     Taxes.  Earful  and each of the Earful Subsidiaries
                             -----
has filed all federal, state and local tax returns required by law, or has filed proper extensions, and has paid all Taxes (as defined in Section 5.03 hereof), assessments and penalties due and payable. The provisions for Taxes, if any, reflected in the most recent balance sheet included in the Earful Financial Statements are adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to Taxes of any nature payable by Earful or any Earful Subsidiary.

          SECTION  2.12.     Brokers.  Except  as set forth on Schedule 2.12, no
                             -------                           -------------
broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of Earful.

          SECTION  2.13.     Earful Corporate Action.  The Board of Directors of
                             -----------------------
Earful has by the unanimous vote of all directors present (a) determined that the Merger is advisable and fair and in the best interests of Earful and its shareholders, (b) approved the Merger in accordance with the applicable provisions of the TBCA, and (c) recommended the approval of this Agreement and the Merger by the holders of Earful Common and directed that the Merger be submitted for approval by Earful's shareholders by written consent.

          SECTION  2.14.     Environmental Laws and Regulations.  (a) Earful and
                             ----------------------------------
the Earful Subsidiaries are in material compliance with all applicable foreign, federal (including but not limited to the Outer Continental Shelf Lands Act, the Clean Water Act, the Oil Pollution Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Comprehensive Environmental Response Compensation and Liability Act, the Occupational Safety and Health Act and the Hazardous Materials Transportation Act), state and local laws and regulations and common law relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata (collectively, "Environmental Laws")), which
                                                  -------------------
compliance includes, but is not limited to, the possession by Earful and the Earful Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and compliance with notification, reporting and registration provisions under applicable Environmental Laws; neither Earful nor any Earful Subsidiary has received notice of, or, to the knowledge of Earful, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or noncompliance with any Environmental Law ("Environmental Claim"); and to the knowledge of Earful,
                          -------------------
there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, or to require material expenditures to maintain such material compliance in the future.

          (b) There are no Environmental Claims that are pending or, to the knowledge of Earful or any Earful Subsidiary, threatened against Earful or any Earful Subsidiary, or, to the knowledge of Earful and its Subsidiaries, against any person or entity whose liability for any Environmental Claim Earful or any Earful Subsidiary has or may have retained or assumed either contractually or by operation of law.

          (c) To the knowledge of Earful and the Earful Subsidiaries, there are no circumstances that could form the basis for an Environmental Claim against Earful or any Earful Subsidiary, or against any person or entity whose liability for any Environmental Claim Earful or any Earful Subsidiary has or may have retained or assumed either contractually or by operation of law.

          SECTION  2.15.     Employee  Benefit  Plans.
                             ------------------------

          (a)     Except  as  set  forth on Schedule 2.15, Earful and the Earful
                                            -------------
subsidiaries do do not have, and have not had any employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the ERISA), or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding).

          (b) Earful and the Earful subsidiaries are not parties to any collective bargaining agreement.

          (c) Earful and the Earful subsidiaries have no obligation for retiree health, medical or life insurance benefits under any plan or arrangement.

          SECTION  2.16.     Securities  Laws.  Each  of  Earful  and  the
                             ----------------
subsidiaries of Earful have complied with the requirements of applicapable securities laws and franchise laws in connection with the offer and sale respectively of securities and franchises. In connection with the solicitation by Earful of Earful security holders for approval of the merger of Newco into Earful and in connection with the receipt by Earful of AANP securities and distribution or transfer of any AANP securities received related to the merger, Earful has and shall comply with the requirements of applicable securities laws. Earful, on behalf of itself and the Earful shareholders, acknowledges that the AANP securities issued in connection with the Merger have not been registered with the Securities and Exchange Commission, any state securities commission or any other regulatory authority, that they are aware of the restrictions and limitations inherent in such issuance and that they have had access to any books and records of AANP and the opportunity to ask questions and conduct their own due diligence investigation prior to consummating the transaction.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF AANP AND NEWCO

          AANP and Newco hereby jointly and severally represent and warrant to Earful that:

          SECTION  3.01.     Organization  and  Qualification.  Each of AANP and
                             --------------------------------
Newco is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

          SECTION  3.02.     Articles  of  Incorporation  and By-Laws.  AANP has
                             ----------------------------------------
heretofore furnished to Earful a complete and correct copy of the current Articles of Incorporation and the By-Laws, as amended or restated to the date hereof, of each of AANP and Newco. Neither AANP nor Newco is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

          SECTION  3.03.     Capitalization. (a) The authorized capital stock of
                             --------------
AANP  consists  of  50,000,000  shares  of  common stock, $.001 par value ("AANP
                                                                            ----
Common")  and  10,000,000  shares  of  preferred  stock, $0.001 par value ("AANP
------                                                                      ----
Preferred").  As  of  the  date hereof (before giving effect to the transactions
---------
contemplated herein) (i) 4,273,099 shares of AANP Common are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, AANP's Articles of Incorporation or By-Laws or any agreement to which AANP is a party or is bound and (ii) no shares of AANP Preferred are outstanding. There are no options, warrants, calls or other rights (including registration rights), agreements, arrangements or commitments presently outstanding obligating AANP to issue, deliver, sell or register shares of its capital stock or debt securities, or obligating AANP to grant, extend or enter into any such option, warrant, call or other such right, agreement, arrangement or commitment.

          (b) All of the outstanding shares of capital stock of Newco are duly authorized, validly issued, fully paid and nonassessable, and are owned by AANP free and clear of any Encumbrances. There are no options, warrants, calls or other rights (including registration rights), agreements, arrangements or commitments of any character to which AANP or Newco is a party relating to the issued or unissued capital stock of, or other equity interests in, Newco or obligating AANP or Newco to grant, issue or sell any shares of the capital stock of Newco; other than as contemplated in this Agreement and the Subscription Agreement between AANP and Newco.

          (c) The shares of AANP Common issued to Newco and to be exchanged pursuant to the Merger as contemplated herein, upon issuance in accordance with this Agreement and the Plan, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights created by statute, AANP's Articles of Incorporation or By-Laws or any agreement to which AANP is a party or is bound.

          (d) The AANP Common issued to Newco and exchanged pursuant to the Merger as contemplated herein, upon issuance in accordance with this Agreement and the Plan, will be duly authorized and validly issued, and constitute the legal, valid and binding obligation of AANP enforceable in accordance with their terms.

          (e) Other than American Absorbents, Inc., a Texas corporation, AANP does not have any subsidiaries or own any interest in any enterprise (whether or not such enterprise is a corporation) except for Newco. AANP has either sold to third parties, or dissolved in accordance with applicable law, all other corporations, partnerships and other incorporated or unincorporated enterprises in which it has previously had an interest, regardless of whether such interest arose from stock ownership, management control or otherwise.

          SECTION 3.04.     Authority.  Each of AANP and Newco has the requisite
                            ---------
corporate or other appropriate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and no other corporate proceeding on the part of AANP or Newco (including, without limitation, any approval by the shareholders of AANP of this Agreement or the transactions contemplated herein) is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by AANP and Newco and, assuming the due authorization, execution and delivery hereof by Earful, constitutes the legal, valid and binding obligation of AANP and Newco enforceable in accordance with its terms (i) except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to or affecting creditors' rights generally, and without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general rules of equity (regardless of whether such enforceability is considered at law or in equity).

          SECTION 3.05.     No Conflict; Required Filings and Consents.  (a) The
                            ------------------------------------------
execution and delivery of this Agreement by AANP and Newco does not, and the performance of this Agreement by AANP and Newco will not (i) conflict with or violate the Certificate of Incorporation or By-Laws, as amended or restated, of AANP or Newco, (ii) conflict with or violate any Laws in effect as of the date of this Agreement applicable to AANP or Newco or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or Encumbrance on, any of the properties or assets of AANP or Newco pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which AANP or Newco is a party or by which AANP or Newco or any of their respective properties is bound or subject except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or Encumbrances that would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise) operations or prospects of AANP and its subsidiaries, taken as a whole, or on the transactions herein contemplated ("AANP Material Adverse Effect").
                        -------------------------------

          (b) The execution and delivery of this Agreement by AANP and Newco and the performance of this Agreement by AANP and Newco does not require AANP or Newco to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except for applicable requirements, if any, of (i) the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the
       ---------------
"Exchange  Act") or the securities laws of any other jurisdiction (the "Blue Sky
 -------------                                                          --------
Laws"),  the  National  Association  of  Securities  Dealers, and the filing and
----
recordation of appropriate merger documents as required by TBCA and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent AANP from performing its obligations under this Agreement or have a AANP Material Adverse Effect.

          SECTION  3.06.     Permits;  Compliance.  Each of AANP and Newco is in
                             --------------------
possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "AANP Permits"), and there is no
                                                 ------------
action, proceeding or, to the knowledge of AANP, investigation pending or threatened, regarding suspension or cancellation of any of the AANP Permits. Neither AANP nor Newco is in conflict with, or in default or violation of (a) any Law applicable to AANP or Newco or by which any of their respective properties is bound or subject or (b) any of the AANP Permits, except for any such conflicts, defaults or violations which would not have a AANP Material Adverse Effect. Neither AANP nor Newco has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

          SECTION  3.07.     Reports;  Financial  Statements.  (a) Except as set
                             -------------------------------
forth  on Schedule 3.07, (x) AANP and its subsidiaries have filed (i) all forms,
          -------------
reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission ("SEC"), including, without limitation (1)
                                        ---
all Annual Reports on Form 10-KSB, (2) all Quarterly Reports on Form 10-QSB, (3) all proxy statements relating to meetings of shareholders (whether annual or special), (4) all Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "AANP SEC Reports") and (B) any
                                                ------------------
applicable Blue Sky Laws and (ii) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities (all such forms, reports, statements and other documents in clauses (i) and (ii) of this Section 3.07(a) being referred to herein, collectively, as the "AANP Reports"). To the knowledge of AANP, the AANP
                         -------------
Reports were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the AANP SEC Reports, the Securities Act and Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such AANP SEC Reports) and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) To the knowledge of AANP, each of the financial statements (including, in each case, any related notes thereto) contained in the AANP SEC Reports filed prior to or on the date of this Agreement (i) have been prepared in accordance with, and complied as to form with, the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present the financial position of AANP as of the respective dates thereof and the results of its operations and cash flows for the periods indicated.

          (c)     Except  as  set  forth  on  Schedule  3.07(c)  hereto,  AANP's
                                              -----------------
auditors have issued no management letters in connection with AANP's financial statements.

          SECTION  3.08.     Absence  of  Certain  Changes or Events.  Except as
                             ---------------------------------------
disclosed  in  Schedule 3.08, and as and to the extent disclosed in the AANP SEC
               -------------
Reports filed prior to or on the date of this Agreement, there has not been any significant change by AANP in its accounting methods, principles or practices.

          SECTION  3.09.     No  Undisclosed  Liabilities.  To  the knowledge of
                             ----------------------------
AANP, there are no liabilities of AANP, Newco or any subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (a) liabilities fully reflected or reserved against on the balance sheet contained in AANP's 2000 Annual Report on Form 10-KSB for the fiscal year ended January 31, 2001 or in the unaudited consolidated balance sheet contained in the Quarterly Report on Form 10-QSB for the fiscal quarter ended April 30, 2001; (b) liabilities under this Agreement and fees and expenses related thereto; and (c) liabilities which, individually or in the aggregate would not have a AANP Material Adverse Effect.

          SECTION 3.10.  Absence of Litigation.  Except as set forth on Schedule
                         ---------------------                          --------
3.10,  there  is no claim, action, suit, litigation, proceeding, arbitration or,
----
to the knowledge of AANP, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of AANP, threatened against AANP or Newco or any properties or rights of AANP or Newco and neither AANP nor Newco is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of AANP, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease and desist or other orders.

          SECTION  3.11.     Ownership of Newco; No Prior Activities.  (a) Newco
                             ---------------------------------------
was formed solely for the purpose of engaging in the transactions contemplated in this Agreement.

          (b) Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated in this Agreement and any other agreements or arrangements contemplated in this Agreement, Newco has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          SECTION  3.12.     Taxes.  AANP  has  filed  all  returns  or  reports
                             -----
required to be filed with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of AANP or Newco, all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid and, as of the date hereof, no deficiency for any material amount of tax has been asserted or assessed by a taxing authority against AANP or Newco and all liability for Taxes of AANP or Newco that are or will become due or payable with respect to periods covered by the financial statements referred to in Section 3.07(b) hereof have been paid or adequately reserved for on such financial statements.

          SECTION  3.13.     Brokers.  Except  as set forth on Schedule 3.13, no
                             -------                           -------------
broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated in this Agreement based upon arrangements made by or on behalf of AANP or Newco.

          SECTION  3.14.     Environmental  Laws and Regulations.  Except as set
                             -----------------------------------
forth  on  Schedule  3.14 (a) AANP and Newco are in material compliance with all
           --------------
applicable Environmental Laws, which compliance includes, but is not limited to, the possession by AANP and Newco of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and compliance with notification, reporting and registration provisions under applicable Environmental Laws; neither AANP nor Newco has received notice of, or, to the knowledge of AANP or Newco, is the subject of any Environmental Claim; and to the knowledge of AANP, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future, or to require material expenditures to maintain such material compliance in the future.

          (b) There are no Environmental Claims that are pending or, to the knowledge of AANP and Newco, threatened against AANP or Newco or, to the knowledge of AANP and Newco, against any person or entity whose liability for any Environmental Claim AANP or Newco has or may have retained or assumed either contractually or by operation of law.

          (c) To the knowledge of AANP and Newco, there are no circumstances that could form the basis for an Environmental Claim against AANP or Newco, or against any person or entity whose liability for any Environmental Claim AANP or Newco has or may have retained or assumed either contractually or by operation of law.

          SECTION  3.15.     Contract Rights.  Except for this Agreement and the
                             ---------------
agreements  contemplated  herein  or as described on Schedule 3.15, neither AANP
                                                     -------------
nor Newco is a party to or bound by any contract or agreement, whether written or oral, including, without limitation, (i) any contract or agreement for employment, consulting or similar services, (ii) for capital expenditures or the acquisition or construction of fixed assets, (iii) which constitutes any note, bond, indenture or other evidence of indebtedness or guaranty or security for indebtedness of others, (iv) for the sale of any asset, or the grant of any right or option to purchase such asset, which constitutes a lease, or (v) which purports to limit the freedom of AANP or any of its affiliates to compete in any line of business or in any geographic area or to borrow money or incur indebtedness.

          SECTION  3.16.     Employee  Benefit  Plans.
                             ------------------------

          (a)     Except  as  set  forth on Schedule 3.16, AANP and Newco do not
                                            -------------
have, and have not had any employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the ERISA), or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding).

          (b) AANP and Newco are not parties to any collective bargaining agreement.

          (c) AANP and Newco have no obligation for retiree health, medical or life insurance benefits under any plan or arrangement.

          (d)     Schedule  3.16  lists  each employee of AANP and Newco and the
                  --------------
terms  of  employment  of  each  such  employee.

          SECTION  3.17.     Public  Offering.  The  initial  public offering of
                             -----------------
AANP was a bona fide offering to the "public" as such term is used and defined in connection with offerings of securities subject to the Securities Act in material compliance with the Securities Act and the rules and regulations promulgated thereunder. All shares issued in such offering were issued in compliance with applicable Blue Sky Laws. Attached hereto as Schedule 3.17 is a
                                                              -------------
true and correct list, as of the date hereof, of the shareholders of record of AANP.

          SECTION  3.18.     Acknowledgment  of  Paul Rush Conviction.  AANP and
                             -----------------------------------------
Newco each hereby acknowledge that each has been fully informed with regard to Paul Rush's previous criminal conviction in 1989 for tax evasion and misapplication of bank funds. Each party has had ample opportunity to investigate and evaluate the circumstances surrounding such conviction and the events subsequent to such conviction and is entering into this transaction with full knowledge of all facts and events related thereto.

ARTICLE  IV

ADDITIONAL  AGREEMENTS;  CONDITIONS  TO  CLOSING;  TERMINATION

          SECTION  4.01.     Appropriate  Action; Consents; Filings.  Earful and
                             --------------------------------------
AANP shall each use its best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated in this Agreement, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by AANP or Earful or any of their subsidiaries in connection with the consummation of the transactions contemplated herein, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder (in the case of AANP), and any other applicable federal or state securities laws and (B) any other applicable Law. Earful and AANP shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated in this Agreement.

          SECTION  4.02.     Conduct  of  Business by Earful Pending the Merger.
                             --------------------------------------------------
Prior to the Effective Time, unless AANP shall otherwise agree in writing (which agreement shall not be unreasonably withheld), Earful shall conduct, and cause each of its Subsidiaries to conduct, its business only in the ordinary and usual course consistent with past practice. Earful shall promptly give AANP written notice of the existence or occurrence of any condition which would make any representation or warranty of Earful herein contained untrue if made at that time or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, unless AANP shall otherwise agree in writing (which agreement shall not be unreasonably withheld), or as otherwise expressly contemplated by this Agreement, prior to the Effective Time, Earful shall not, nor shall it permit any of the Earful Subsidiaries to:

     (a) (i) amend its Articles of Incorporation, as amended, By-laws, as amended, or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Earful Subsidiaries;

     (b) authorize for issuance, issue (except upon the exercise of outstanding stock options) or sell or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of the Earful Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);

     (c) (i) merge, combine or consolidate with another entity, (ii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary course of business and consistent with past practice or (iii) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary course of business and consistent with past practice;

     (d) (i) incur, assume or prepay any material indebtedness or any other material liabilities other than in each case in the ordinary course of business and consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than an Earful Subsidiary, in each case other than in the ordinary course of business and consistent with past practice or (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than to an Earful Subsidiary;

     (e) pay, satisfy, discharge or settle any material claim, liabilities or obligations (absolute, accrued, contingent or otherwise), other than either in the ordinary course of business and consistent with past practice;

     (f) modify or amend, terminate, accelerate, cause the acceleration of, or waive any benefit of any contract;

     (g) authorize or make capital expenditures in excess of $10,000 individually, or in excess of $25,000 in the aggregate;

     (h) permit any insurance policy naming Earful or any Earful Subsidiary as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business and other than with respect to replacement policies which Earful deems to be commercially appropriate under all relevant circumstances;

     (i) (i) adopt, enter into, terminate or amend in any material respect (except as may be required by applicable laws) any plan for the current or future benefit or welfare of any director officer or employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee or (iii) take any action to accelerate or remove restrictions with respect to the payment of compensation or benefits under any employee plan, agreement, contract, arrangement other than in the ordinary course of business;

     (j) make any material change in its accounting or tax, methods, policies or procedures, except as required by law or to comply with GAAP; or

     (k) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing or otherwise which would obligate Earful to a liability in excess of $10,000 in any one year.

          SECTION  4.03.     Conduct  of  Business  by  AANP Pending the Merger.
                             --------------------------------------------------
Prior to the Effective Time, unless Earful shall otherwise agree in writing (which agreement shall not be unreasonably withheld) or as otherwise expressly contemplated by this Agreement, AANP shall conduct, and cause each of its Subsidiaries to conduct, its business only in the ordinary and usual course consistent with past practice. AANP shall promptly give Earful written notice of the existence or occurrence of any condition which would make any representation or warranty of AANP herein contained untrue if made at that time or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, unless Earful shall otherwise agree in writing (which agreement shall not be unreasonably withheld), or as otherwise expressly contemplated by this Agreement, prior to the Effective Time AANP shall not, nor shall it permit any of its Subsidiaries to:

     (a) (i) amend its Articles of Incorporation, as amended, By-laws, as amended, or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

     (b) authorize for issuance, issue (except upon the exercise of outstanding stock options) or sell or agree to issue or sell any shares of, or rights to acquire or convertible into any shares of, its capital stock or shares of the capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise);

     (c) (i) merge, combine or consolidate with another entity, (ii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary course of business and consistent with past practice or (iii) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its material assets outside the ordinary course of business and consistent with past practice;

     (d) (i) incur, assume or prepay any material indebtedness or any other material liabilities other than in each case in the ordinary course of business and consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary of AANP, in each case other than in the ordinary course of business and consistent with past practice or (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than to any Subsidiary of Parent;

     (e) pay, satisfy, discharge or settle any material claim, liabilities or obligations (absolute, accrued, contingent or otherwise), other than either in the ordinary course of business and consistent with past practice;

     (f) modify or amend, terminate, accelerate, cause the acceleration of, or waive any benefit of any agreement of AANP;

     (g) authorize or make capital expenditures in excess of $10,000 individually, or in excess of $25,000 in the aggregate;

     (h) permit any insurance policy naming AANP or any Subsidiary of AANP as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business and other than with respect to replacement policies which AANP deems to be commercially appropriate under all relevant circumstances;

     (i) (i) adopt, enter into, terminate or amend in any material respect (except as may be required by applicable laws) any plan for the current or future benefit or welfare of any director officer or employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, or (iii) take any action to accelerate or remove restrictions with respect to the payment of compensation or benefits under any employee plan, agreement, contract, arrangement other than in the ordinary course of business;

     (j) make any material change in its accounting or tax, methods, policies or procedures, except as required by law or to comply with GAAP; or

     (k) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing or otherwise which would obligate AANP to a liability in excess of $10,000 in any one year.

          SECTION 4.04.     Tax Treatment. Each of Earful and AANP shall use its
                            -------------
best efforts to cause the Merger to qualify, and will not take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. All of the parties acknowledge and agree that the right to indemnification set forth in this Agreement and the potential right to receive additional shares in satisfaction of an indemnification obligation is not transferable with the ownership of the shares and is held only by the shareholders of record of AANP and Earful, respectively, as of the date of the Closing.

          SECTION  4.05.     Indemnification.  (a)  AANP  hereby  covenants  and
                             ---------------
agrees that it will indemnify the shareholders of Earful exchanging Earful Common and Earful Options in connection with the Merger ("Earful Shareholders")
                                                           -------------------
from and against any Loss (as hereinafter defined) asserted against, resulting to, imposed upon or incurred or suffered, directly or indirectly (for example, on account of a Loss incurred by AANP after the date hereof), by such Earful Shareholders or AANP (after the Merger) resulting or arising from any of the following ("Earful Indemnified Claims"):
             ---------------------------

               (i) Any inaccuracy in any of the representations and warranties made by AANP or Newco herein or in any exhibit or schedule attached hereto or any facts or circumstances constituting such inaccuracy; and

               (ii) Any  breach  or  nonfulfillment  by  AANP  or  Newco  of the covenants or agreements set forth herein or in any exhibit or schedule attached hereto or any facts or circumstances constituting such breach or nonfulfillment;

               (iii)  Any  violation of any environmental rule or regulation and any claim of any employee, consultant or customer of AANP or its affiliates that AANP violated any environmental rule or regulation and otherwise is liable for exposure of such employee, consultant or customer to hazardous materials.

provided, however, that Earful Shareholders shall, in the event of a claim for such indemnification, be entitled to reimbursement for Losses in connection with such claim only as provided herein.

     (b) Earful covenants and agrees that it will indemnify the shareholders of AANP prior to the Merger ("AANP Shareholders") from and against any Loss
                                   -----------------
asserted against, resulting to, imposed upon or incurred or suffered, directly or indirectly (for example, on account of a Loss incurred by AANP after the date hereof), by such AANP Shareholders resulting or arising from any of the following ("AANP Indemnified Claims"):
             -------------------------

               (i) Any inaccuracy in any of the representations and warranties made by Earful herein or in any exhibit or schedule attached hereto or any facts or circumstances constituting such inaccuracy; and

               (ii) Any  breach  or nonfulfillment by Earful of the covenants or agreements set forth herein or in any exhibit or schedule attached hereto or any facts or circumstances constituting such breach or nonfulfillment;

provided, however, that AANP Shareholders shall, in the event of a claim for such indemnification, be entitled to reimbursement for Losses in connection with such claim only as provided herein.

     (c)     As used herein, "Loss" or "Losses" shall mean any damage, liability
                              ----      ------
or loss (including, without limitation, reasonable attorneys' fees and court costs and reasonable costs and expenses incident to, and amounts paid by the Earful Shareholders or AANP (after the Merger), or any of their respective affiliates, in settlement of, any claim, suit, action or proceeding) sustained, incurred, paid or required to be paid by the Earful Shareholders or AANP (after the Merger), or any of their respective affiliates, after the date hereof, plus interest thereon at an annual rate of interest equal to the prime rate of interest as stated in the Wall Street Journal on the last weekday prior to the date of determination of such Loss.

     (d)     The  period  of indemnity for Losses (the "Indemnity Period") shall
                                                        ----------------
begin on the date hereof and end at midnight on the second anniversary of the Effective Time, and upon such expiration, the indemnifying party shall have no further liability in respect of Earful Indemnified Claims and Earful shall have no further liability for AANP Indemnified Claims hereunder; provided, however, that if there is an outstanding notice of claim at the expiration of the Indemnity Period, the Indemnity Period shall continue until each such indemnified claim or claim related to such claimed Loss is resolved. The Indemnity Period shall not continue as a result of the mere sending of a general notice of a claim unsupported by a reasonable basis for believing that grounds for indemnification exist; provided that the party receiving a notice which it believes meets the exception set forth in the preceding clause shall raise such objection within fifteen days of receipt thereof and the party sending such notice shall have fifteen days thereafter to amend such notice to identify the reasonable basis of such claim.

     (e) Notwithstanding anything to the contrary contained herein, Earful Shareholders shall not be permitted indemnification for any Earful Indemnified Claim until the Losses incurred with respect to all Earful Indemnified Claims aggregate $200,000, in which event Earful Shareholders shall be indemnified for the full value of all such Earful Indemnified Claims and the full value of all subsequent Earful Indemnified Claims for which, individually, Losses in excess of $10,000 have been incurred or asserted.

     (f) Notwithstanding anything to the contrary contained herein, AANP Shareholders shall not be permitted indemnification for any AANP Indemnified Claim until the Losses incurred with respect to all AANP Indemnified Claims aggregate $200,000, in which event AANP Shareholders shall be indemnified for the full value of all such AANP Indemnified Claims and the full value of all subsequent AANP Indemnified Claims for which, individually, Losses in excess of $10,000 have been incurred or asserted.

     (g) Indemnification for an AANP Indemnified Claim shall be solely in the form of issuance of additional shares of AANP Common to AANP Shareholders (their successors, assigns and transferees) pro rata in accordance with their ownership of AANP Stock prior to the Merger equal to the aggregate amount of the Loss associated with such AANP Indemnified Claim through the date of issuance. The value of such AANP Common for the purposes of this Section 4.05 only in determining the number of shares to be issued to compensate AANP Shareholders for such AANP Indemnified Claim shall be fixed at the fair market value per share determined by reference to the average closing bid price of the thirty
(30) trading day period immediately preceeding the date payment is due hereunder. No payment shall be required of the recipients of shares of AANP Common issued pursuant to this Section 4.05 in respect to such shares, and AANP shall provide for the transfer of funds from its surplus account to its stated capital account as necessary in relation to the aggregate par value of the shares so issued.

     (h) Indemnification for an Earful Indemnified Claim shall be solely in the form of issuance of additional shares of AANP Common to Earful Shareholders (their successors, assigns and transferees) pro rata in accordance with their ownership of AANP Stock equal to the aggregate amount of the Loss associated with such AANP Indemnified Claim through the date of issuance. The value of such AANP Common for the purposes of this Section 4.05 only in determining the number of shares to be issued to compensate Earful Shareholders for such Earful Indemnified Claim shall be fixed at the fair market value per share determined by reference to the average closing bid price of the thirty (30) day period immediately preceeding the date payment is due hereunder. No payment shall be required of the recipients of shares of AANP Common issued pursuant to this
Section 4.05 in respect to such shares, and AANP shall provide for the transfer of funds from its surplus account to its stated capital account as necessary in relation to the aggregate par value of the shares so issued.

     (i) A claim for indemnification hereunder shall be sent to AANP and each other Representative (as defined in subsection (j) hereof) by registered or certified mail prior to the expiration of the Indemnity Period and shall set forth (i) a brief description of the nature of the potential or actual Loss, and
(ii) the total amount of the Loss anticipated or incurred. Upon receiving notice, if the Representative receiving the notice rejects any Loss, such Representative shall give written notice of such rejection within thirty days after the date of the notice of claim. If no such rejection of a notice of a claim shall be so sent within such 30-day period, AANP and the Representative receiving notice of a claim for any Loss shall be deemed to acknowledge the validity of such claim for the full amount thereof. Each Representative shall endeavor to assert each claim for indemnification, if any, promptly after it has actual notice of such claim, even if it has not determined the full amount of Loss associated with such claim. In the event that the other Representative shall have made timely rejection of any such claim, and the parties shall have failed to resolve or compromise such claim within thirty days from the date the receiving Representative shall have mailed notice of such rejection, then such claim shall be settled by arbitration in Austin, Travis County, Texas. Such arbitration shall be subject to the rules of the American Arbitration Association, in accordance with this Section provided however, that the parties specifically agree that the Texas Rules of Evidence shall govern the admissibility of evidence to such arbitration. After the initiation of arbitration, the parties shall attempt to agree upon one arbitrator. In the absence of such agreement, there shall be three arbitrators, one designated in writing by the Representative sending the notice and one designated in writing by the Representative receiving notice, both of which shall be designated within thirty days after arbitration has been initiated. The third arbitrator shall be chosen by the two designated arbitrators within forty days after arbitration has been initiated. All expenses of the arbitration shall be borne by the parties to the arbitration as the arbitrator(s) shall determine. Any award shall be a conclusive determination of the matter, shall be binding upon the parties and shall not be contested by them. Within ten days after the liability for indemnity hereunder is finally established, whether by the agreement (constructive or otherwise) with a notice of claim, settlement, arbitration or otherwise, payment shall be made in the amount of the Loss determined by the arbitrator(s) in accordance with the terms hereof.

     (j) Paul Rush is hereby appointed to act as the agent and attorney-in-fact of the Earful Shareholders and AANP (after the Merger), in connection with the performance of this Section 4.05, and Robert Bitterli is hereby appointed to act as the agent and attorney-in-fact of AANP Shareholders in connection with the performance of this Section 4.05 (individually a "Representative" and collectively the "Representatives"), each of whom shall
 --------------                            ---------------
have authority including, but not limited to, executing and delivering for and on behalf of such parties all notices, receipts, approvals, consents, waivers, agreements, papers, instruments and other documents in connection herewith which such Representative deems necessary or appropriate, including, without limitation, in connection with any amendments to or waiver of any of the terms or provisions hereof, the granting of any consent hereunder, and in all other instances where the Earful Shareholders or the AANP Shareholders, as appropriate, are required or permitted to take any action hereunder. Any instruments and other deliveries to be made or delivered to any Earful Shareholders or AANP Shareholders pursuant to this Agreement may be made or delivered to or as directed by the Representative of such parties, and upon any such payment or delivery the other parties hereto shall have no further liability with respect thereto. The Earful Shareholders may, by the vote or consent of the holders of AANP Stock and AANP Options receiving a majority of the Merger Consideration to be paid to Earful Shareholders hereunder, from time to time designate another person to serve as their Representative, and upon notice to the other parties hereto, such parties shall thereafter deal with such successor as if he were the Representative named herein. AANP Shareholders may, by the vote or consent of the holders of AANP Stock on the date hereof, from time to time designate another person to serve as their Representative, and upon notice to the other parties, such parties shall thereafter deal with such successor as if he were the Representative named herein. The appointment of each Representative or successor Representative shall be coupled with an interest and shall be irrevocable and binding in all respects upon each of the Earful Shareholders and AANP Shareholders and his, her or its respective successors, assigns, heirs and personal representatives. The Representative of the AANP Shareholders shall be entitled to be nominated to the Board of Directors for the duration of the indemnity obligation. If not elected, the Representative of the AANP Shareholders shall be entitled to attend all board meetings except for those with respect to disputes with the AANP Shareholders

     (k)  Exclusive  Remedies.  The  rights  of  indemnification  set  forth  in
          -------------------
Section 4.05 are the exclusive remedies which any indemnified party, including but not limited to the AANP Shareholder or Earful Shareholder shall have under this Agreement or otherwise, the parties on behalf of themselves and the parties on behalf of themselves and the AANP Shareholders and Earful Shareholders represent and warrant to each other that they will not directly or indirectly, assert any claim for indemnification or any other remedy with respect to this Agreement or otherwise (except for claims based upon intentional fraud or intentional misrepresentations) except as provided for in this Article 4.05 and that this limitation is a significant inducement to the parties and their shareholders, officers and directors to approve and consummate this Agreement and but for this limitation the parties would not approve and consummate this Agreement.


     SECTION  4.06.     Conditions  to  Closing.
                        -----------------------

     (a) Conditions to Obligations of AANP to Effect the Merger. The obligations of AANP to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by AANP:

          (i) Representations and Warranties. The representations and warranties
              ------------------------------
          of Earful that are qualified with reference to an Earful Material Adverse Effect shall be true and correct and the representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct would not have an Earful Material Adverse Effect, in each case as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, and AANP shall have received a certificate signed on behalf of Earful by the chief executive officer or the chief financial officer of Earful to such effect.

          (ii) Performance of Obligations of Earful. Earful shall have performed
               ------------------------------------
          all obligations required to be performed by it under this Agreement at or prior to the Effective Time except where the failure to so perform would not have a Earful Material Adverse Effect, and AANP shall have received a certificate signed on behalf of the Earful by the chief executive officer or the chief financial officer of Earful to such effect.

          (iii) Material Adverse Effect. Since the date of this Agreement, there
                -----------------------
          shall have been no event or occurrence which has had, or would reasonably be expected to have, an Earful Material Adverse Effect; and AANP shall have received a certificate signed on behalf of Earful by the chief executive officer or the chief financial officer of Earful to such effect.

          (iv)  Stockholder  Approval.  This  Agreement  and  the  transactions
                ---------------------
          contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Earful in accordance with applicable laws.

     (b) Conditions to Obligation of the Earful to Effect the Merger. The obligation of the Earful to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Earful:

          (i) Representations and Warranties. The representations and warranties
              ------------------------------
          of AANP that are qualified with reference to an AANP Material Adverse Effect shall be true and correct and the representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct would not have an AANP Material Adverse Effect, in each case as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, and Earful shall have received a certificate signed on behalf of AANP by the chief executive officer or the chief financial officer of AANP to such effect.

          (ii) Performance of Obligations of AANP. AANP shall have performed all
               ----------------------------------
          obligations required to be performed by it under this Agreement at or prior to the Effective Time except where the failure to so perform would not have a AANP Material Adverse Effect, and the Earful shall have received a certificate signed on behalf of AANP by the chief executive officer or the chief financial officer of AANP to such effect.

          (iii) Material Adverse Effect. Since the date of this Agreement, there
                -----------------------
          shall have been no event or circumstance which has had, or would reasonably be expected to have, a AANP Material Adverse Effect; and the Earful shall have received a certificate on behalf of AANP by its chief executive officer or chief financial officer to such effect.


          (iv)  Stockholder Approval. At least 95% of the shareholders of Earful
                --------------------
          shall  have  approved  the  Merger in accordance with applicable laws.


          (v)  Legal Opinion. Earful shall have received a legal opinion counsel
               -------------
          to AANP and Newco reasonably acceptable to Earful that the Merger, the reverse stock split effected by AANP prior to signing this Agreement, and the transactions contemplated in this Agreement do not require the approval of the shareholders of AANP.


          (vi)  Resignations;  Nominations. Each of the officers of AANP and all
                --------------------------
          directors, except Robert Bitterli, shall have resigned from their respective positions.


          (vii)  Terry  Young.  AANP  shall have received a settlement agreement
                 ------------
          with  Terry  Young  acceptable  to  Earful.


          (viii)  Toxicology  Report.  Earful shall have received a satisfactory
                  ------------------
          toxicology  report  with  respect  to  the  deposits  held  by  AANP.


          (ix) Approval of Options/Warrant Transactions. The directors of Earful
               ----------------------------------------
          shall have approved the exercise of various options and all payment arrangements.

     SECTION  4.07.     Termination.  This  Agreement may be terminated, and the
                        -----------
Merger and the other transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval by the shareholders of Earful:

     (a)     by  mutual  written  consent  of  AANP  and  Earful;

     (b) by either AANP or Earful, if the Merger shall not have been consummated on or before July 31, 2001 (unless, in the case of any such termination pursuant to this Section 4.07(b), the failure of such event to occur shall have been caused by the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of such party's obligations under this Agreement);

     (c) by either AANP or Earful, if any permanent injunction, order, decree or ruling by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 4.07(c) shall have used its reasonable best efforts to remove such injunction or overturn such action;

     (d) by AANP, if (i) there has been a breach by Earful of any of its representations or warranties, or covenants or agreements set forth in this Agreement the effect of which is a Earful Material Adverse Effect, which breach is not curable or, if curable, is not cured within 45 days after written notice of such breach is given by AANP to Earful; and

     (e) by Earful, if (i) there has been a breach by AANP of any of its representations or warranties, covenants or agreements set forth in this Agreement the effect of which is a AANP Material Adverse Effect, which breach is not curable or, if curable, is not cured within 45 days after written notice of such breach is given by Earful to AANP, or (ii) the shareholders of Earful fail to approve the Merger pursuant to this Agreement.

     SECTION  4.08.     Effect  of  Termination.  In the event of termination of
                        -----------------------
this Agreement pursuant to Section 4.07, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, except that the provisions shall survive any termination of this Agreement; provided however, that nothing in this Agreement shall relieve any party from liability for any material breach of this Agreement.

                                    ARTICLE V
                               GENERAL PROVISIONS

          SECTION  5.01.     Effectiveness  of  Representations,  Warranties and
                             ---------------------------------------------------
Agreements.  The representations, warranties and agreements of each party hereto
----------
shall  remain  operative  and  in  full  force  and  effect.

          SECTION 5.02.     Notices.  All notices and other communications given
                            -------
or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a)     If  to  AANP  or  Newco:
                  907  W.  5th  Street,  Suite  203
                  Austin,  Texas  78701
                  Attention:  Paul  Rush
                  Telecopier  No.:  (512)  343-2751

          (b)     If  to  Earful:

                  Earful  of  Books,  Inc.
                  907  W.  5th  Street,  Suite  203
                  Austin,  Texas  78701
                  Attention:  Paul  Rush
                  Telecopier  No.:  (512)  343-2751

                  with  a  copy  to:

                  Thompson  &  Knight  LLP
                  98  San  Jacinto,  12th  Floor
                  Austin,  Texas  78701
                  Attention:  Mark  Hughes
                  Telecopier  No.:  (512)  469-6180

          (c)     If  to  Paul  Rush,  as  the  Earful  Representative:

                  c/o  Earful  of  Books,  Inc.
                  907  W.  5th  Street,  Suite  203
                  Austin,  Texas  78701
                  Attention:  Paul  Rush
                  Telecopier  No.:  (512)  343-2751

          (d)     If  to  Robert  Bitterli,  as  the  AANP  Representative

                  17500  Whippoorwill
                  Lago  Vista,  Texas  78645
                  Telecopier  No.:  (512)  267-4796

                  with  a  copy  to:

                  Frank  Arnold
                  1515 South Capital of Texas Highway, Suite 415 Austin, Texas 78746
                  Telecopier  No.:  (512)  306-7371

     After consummation of the Merger, notices to AANP shall be sent to the address set forth for Earful.

          SECTION  5.03.     Certain  Definitions.  For  purposes  of  this
                             --------------------
Agreement,  the  term:

          "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of Earful or AANP, as the case may be, has actual knowledge of such matter as of the date as of which such matter is represented;

          "Person" means an individual, corporation, limited liability Earful, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

          "Subsidiary" or "Subsidiaries" of Earful or AANP or any other person, means any corporation, limited liability Earful, partnership, joint venture or other legal entity of which Earful, AANP or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

          "Tax" or "Taxes" shall mean any and all taxes, charges, fees or levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added,
                                                        -- -------
sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and capital gains taxes, (ii) custom duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

          SECTION  5.04.     Headings.  The headings contained in this Agreement
                             --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION  5.05.     Severability.  If  any  term  or other provision of
                             ------------
this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 5.06.     Entire Agreement.  This Agreement (together with the
                            ----------------
Annexes, Schedules and Exhibits hereto) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

          SECTION 5.07.     Assignment.  This Agreement shall not be assigned by
                            ----------
operation of law or otherwise without the prior express written consent of the other parties hereto.

          SECTION  5.08.     Parties  in  Interest.  This  Agreement  shall  be
                             ---------------------
binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION  5.09.     Failure  or  Indulgence  Not  Waiver;  Remedies
                             -----------------------------------------------
Cumulative.  No failure or delay on the part of any party hereto in the exercise
         -
of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

          SECTION  5.10.     Governing  Law.  It is the intention of the parties
                             --------------
that the internal laws, and not the laws of conflicts, of the State of Texas shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties; provided, however, that with respect to matters of law concerning the internal
--------   -------
affairs of any entity that is a party to or the subject of this Agreement, the law of the jurisdiction of organization of such entity shall govern.

          SECTION 5.11.     Jurisdiction.  Each party hereby irrevocably submits
                            ------------
to the exclusive jurisdiction of the United States District Court for the Western District of Texas or any court of the State of Texas located in the City of Austin in any action, suit or proceeding arising in connection with this Agreement or the transactions contemplated herein, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 5.11 and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Texas other than for such purpose. All parties hereby waive any right to a trial by jury in connection with any such action, suit or proceeding; provided, however, that matters to be resolved through arbitration as specified herein shall be resolved only by such arbitration, and the final arbitration award may thereafter be enforced as provided in this Section 5.11.

          SECTION 5.12.     Counterparts.  This Agreement may be executed in one
                            ------------
or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION  5.13.     Amendment.  This  Agreement  may be amended only by
                             ---------
written  instrument  executed  by  the  parties  hereto.

          SECTION  5.14.     Arbitration.  In  the  event  of  any  dispute with
                             -----------
respect to this Agreement or the transactions contemplated in this Agreement, the parties agree to submit the matter to binding arbitration in accordance with the procedures of Section 4.05. The arbitration shall be governed by the rules of the American Arbitration Association; provided however, that the parties specifically agree that the Texas Rules of Evidence shall govern the admissibility of evidence to such arbitration.

          IN WITNESS WHEREOF, AANP, Newco and Earful have caused this Agreement to be executed as of the date first written above by their respective officer thereunto duly authorized.

                            {Signatures on next page}

                                     AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.

                                     By:
                                        ----------------------------------------
                                        Robert Bitterli, Chief Executive Officer

Attest:
       -----------------------------
       David  Scott,  President

                                     EARFUL  ACQUISITION  CORP.


                                     By:
                                        ----------------------------------------
                                        Robert  Bitterli,  President

Attest:
       -----------------------------
       Robert  Bitterli,  Secretary

                                     EARFUL  OF  BOOKS,  INC.


                                     By:
                                        ----------------------------------------
                                        Paul  Rush,  President

Attest:
       -----------------------------
       Myron  Sappington,  Secretary

                                     ANNEX I


                          AGREEMENT AND PLAN OF MERGER


     THIS  AGREEMENT  AND PLAN OF MERGER ("Plan" or "Merger Agreement") dated as
                                           ----      ----------------
of July 5, 2001, between EARFUL ACQUISITION CORP., a Texas corporation ("Newco"), and AUDIOBOOKS OF TEXAS, INC., a Texas corporation ("Audiobooks").
                                                                   ----------
Newco and Audiobooks are hereinafter collectively referred to as the "Constituent Corporations."

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Newco is a corporation duly organized and existing under the laws of the State of Texas, having filed its Articles of Incorporation in the office of the Secretary of State of Texas on July 5, 2001, and having total authorized capital stock of 3,000 shares of common stock, $0.01 par value ("Newco Stock"),
                                                                  -----------
of which 1,000 shares are issued and outstanding and owned by AMERICAN ABSORBENTS NATURAL PRODUCTS, INC., a Utah corporation ("AANP"); and
                                                               ----

     WHEREAS, Audiobooks is a corporation duly organized and existing under the laws of the State of Texas, having filed its Articles of Incorporation in the office of the Secretary of State of Texas on February 7, 1994 and having total authorized capital stock of 10,000,000 shares of common stock, $0.01 par value ("Audiobooks Common"), of which 2,460,270 shares are issued and outstanding, and
  -----------------
options  to  purchase 26,863 shares of Audiobooks Common ("Audiobooks Options").
                                                           ------------------
The Audiobooks Common, Audiobooks Preferred and Audiobooks Options are referred to herein, collectively, as the "Audiobooks Securities").
                                      ----------------------

     WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and their shareholders that Newco be merged with and into Audiobooks, which shall be the surviving corporation, as authorized by the statutes of the State of Texas and pursuant to the terms and conditions hereinafter set forth, and each such Board has duly approved this Agreement and Plan of Merger;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms of the merger (the "Merger") provided by this Merger Agreement, the mode of carrying the same into effect and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval or adoption of this Merger Agreement by the requisite vote of the shareholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:


                                    ARTICLE I

                                   THE MERGER


          SECTION  1.01.  The  Merger.  Upon  the  terms  and  subject  to  the
                          -----------
conditions set forth in this Agreement, and in accordance with Texas Law, at the Effective Time (as defined in Section 1.02), Newco shall be merged with and into Audiobooks. As a result of the Merger, the separate corporate existence of Newco shall cease and Audiobooks shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation
                 ---------------------
shall  be  changed  to  "Earful  Audiobooks,  Inc."

          SECTION  1.02.  Effective  Time.  As promptly as practicable after the
                          ---------------
approval hereof by the shareholders of each Constituent Corporation and the execution and delivery of this Agreement by each of the parties hereto, the parties hereto shall cause the Merger to be consummated by filing of articles of merger (the "Articles of Merger") with the Secretary of State of the State of
               -------------------
Texas, in such form as required by, and executed in accordance with the relevant provisions of, Texas Law (the date and time of such filing being the "Effective
                                                                       ---------
Time").
----

          SECTION  1.03.  Effect  of  the  Merger.  At  the  Effective Time, the
                          -----------------------
effect of the Merger shall be as provided in the applicable provisions of Texas Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Newco and Audiobooks shall vest in the Surviving Corporation, and all debts, liabilities and duties of Newco and Audiobooks shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION  1.04.  Articles  of Incorporation; By-Laws.  At the Effective
                          -----------------------------------

Time, the Articles of Incorporation and the By-laws of Audiobooks, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation; provided that:
                                                     --------  ----

     (i) Article I of the Articles of Incorporation of Audiobooks shall be amended as follows to reflect that after the Merger, the name of the Surviving Corporation shall be "Earful Audiobooks, Inc.";

          "The  name  of  the  corporation  is  "Earful  Audiobooks,  Inc."; and

     (ii) Article IV of the Articles of Incorporation of Audiobooks shall be amended as follows to reflect that after the Merger the capitalization of Audiobooks shall be 3,000 shares of Common Stock issued to and outstanding in the name of AANP:

          "The total number of shares of all classes of stock which the corporation shall be authorized to issue is three thousand (3,000) shares of common stock, $0.01 par value per share."

          SECTION  1.05.  Directors  and  Officers.  The directors of Audiobooks
                          ------------------------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Audiobooks immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES


          SECTION  2.01.  Conversion  of  Securities.  At the Effective Time, by
                          --------------------------
virtue of the Merger and without any action on the part of Newco, Audiobooks or the holders of any of the following securities:

          (a) Each share of Audiobooks Common issued and outstanding immediately prior to the Effective Time, excluding any treasury shares held by Audiobooks, shares held by AANP and Dissenting Shares (as defined in Section 2.04), if any, shall be converted into the right to receive 5.5 shares (the "Common Stock Exchange Ratio") of fully paid, nonassessable shares of AANP
-------------------------------                                            -----
Common.
-------

          (b) Each Audiobooks Option outstanding immediately prior to the Effective Time shall be converted into an option to purchase AANP Common ("AANP
                                                                            ----
Option") exercisable for that number of shares of AANP Common equal to the product of the number of shares of Audiobooks Common covered by Audiobooks Options immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio rounded up to the nearest whole number of shares of AANP Common, and the per share exercise price for the shares of AANP Common issuable upon the exercise of such AANP Options shall be equal to the quotient determined by dividing the exercise price per share of Audiobooks Common specified for such Audiobooks Options under the applicable option agreement immediately prior to the Effective Time by the Common Stock Exchange Ratio rounding the resulting exercise price down to the nearest whole cent. The date of grant of an AANP Option issued in exchange for an Audiobooks Option shall be deemed to be the date on which such Audiobooks Options was originally granted. AANP Options issued in exchange for Audiobooks Options pursuant hereto shall have the same schedule of vesting (or acceleration) as applies to such Audiobooks Options.

          (c) All Audiobooks Securities shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such Audiobooks Securities shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.02(b) below). The holders of certificates previously evidencing Audiobooks Securities outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Audiobooks Securities, except as otherwise provided herein or by law. Such certificates previously evidencing Audiobooks Securities shall be exchanged for certificates evidencing shares of AANP Common or AANP Options (collectively, the "AANP Securities"), as
                                                       ----------------
appropriate, issued in consideration therefore in accordance with the allocation procedures of this Section 2.01 and upon the surrender of such certificates in accordance with the provisions of Section 2.02.

          (d) All Audiobooks Securities held in the treasury of Audiobooks and all Audiobooks Securities owned by AANP or any direct or indirect wholly owned subsidiary of AANP or of Audiobooks immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          SECTION  2.02.  Exchange  of  Certificates.
                          --------------------------

          (a)  Exchange  Agent.  As  of the date hereof, Newco has deposited, or
               ---------------
caused  to  be deposited, with Fidelity Transfer (the "Exchange Agent"), for the
                                                       --------------
benefit of the holders of Audiobooks Securities, for exchange in accordance with this Article II through the Exchange Agent (i) certificates evidencing such number of shares of AANP Common equal to the Common Stock Exchange Ratio multiplied by the number of shares of Audiobooks Common; and (ii) AANP Options evidencing the right to purchase such number of shares of AANP Common equal to the Common Stock Exchange Ratio multiplied by the number of shares of Audiobooks Common represented by Audiobooks Options at an exercise price determined in accordance with Section 2.01(c). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the AANP Securities to the holders of Audiobooks Securities.

          (b)     Exchange  Procedures.  As soon as reasonably practicable after
                  --------------------
the Effective Time, Audiobooks will instruct the Exchange Agent to mail to each holder of record of Audiobooks Securities (other than Dissenting Shares) (all stock certificates, warrants and other documents evidencing Audiobooks Options being  collectively,  the  "Certificates"),  (i)  a letter of transmittal (which
                            ------------
shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as
Audiobooks may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing AANP Securities. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefore (i) certificates evidencing that number of shares of AANP Common which such holder has the right to receive in respect of the shares of Audiobooks Common; and (ii) AANP Options evidencing the right to purchase that number of shares of AANP
Common which such holder has the right to receive in respect of Audiobooks Options. in each case in accordance with Section 2.01 (such AANP Common and AANP Options being collectively, the "Merger Consideration") and the Certificates so
                                  --------------------
surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Audiobooks Securities, which transfer is not registered in the transfer records of Audiobooks, a certificate evidencing the proper number of shares of AANP Common or a AANP Option, as appropriate, may be issued in accordance with this Article II to a transferee if the Certificate evidencing such Audiobooks Common or Audiobooks Option is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated in this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration.

          (c)     No  Further Rights in Audiobooks Common or Audiobooks Options.
                  --------------------------------------------------------------
All AANP Common and AANP Options issued upon conversion of Audiobooks Common or Audiobooks Options in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the previously issued and outstanding Audiobooks Common and Audiobooks Options.

          SECTION 2.03.  Stock Transfer Books.  At the Effective Time, the stock
                         --------------------
transfer books of Audiobooks shall be closed and there shall be no further registration of transfers of shares of Audiobooks Securities thereafter on the records of Audiobooks. On or after the Effective Time, any Certificates presented to the Exchange Agent for any reason shall be converted into the Merger Consideration.

          SECTION  2.04.  Dissenting  Shares.  If  required  under  Texas  Law,
                          ------------------
notwithstanding any other provisions of this Agreement to the contrary, Audiobooks Securities that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Sections 5.12 of Texas Law (collectively, the "Dissenting Shares") shall not be converted into or represent
                    -----------------
the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of the Audiobooks Securities held by them in accordance with the provisions of such sections of Texas Law, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Audiobooks Securities under such sections of Texas Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive AANP Securities, upon surrender, in the manner provided in Section 2.02, of the certificate or certificates that formerly evidenced such Audiobooks Securities.


                                   ARTICLE III

                    APPROVAL AND EFFECTIVE TIME OF THE MERGER
                    -----------------------------------------


     The Merger shall become effective when certified, executed and acknowledged in accordance with the Texas Corporations Law and appropriate Articles of Merger shall be filed and recorded in the office of the Secretary of State of the State of Texas.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS
                            ------------------------


          (a) For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

          (b) It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Texas shall govern the enforceability and validity of this Merger Agreement, the construction of its terms and the interpretation of the rights and duties of the parties; provided, however, that
                                                         --------  -------
with respect to matters of law concerning the internal affairs of any entity that is a party to or the subject of this Merger Agreement the law of the jurisdiction of organization of such entity shall govern.

          (c) This Merger Agreement may not be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

     IN WITNESS WHEREOF, Audiobooks has caused this Merger Agreement to be signed by its President and attested by its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement, and Newco has caused this Merger Agreement to be signed by its President and attested by its Secretary and its corporate seal to be affixed hereto pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement, all on the date first above written.

                                         EARFUL  ACQUISITION  CORP.


                                         By:
                                              -------------------------------
                                              Robert  Bitterli,  President

Attest:
       -------------------------------
         Robert  Bitterli,  Secretary

                                         AUDIOBOOKS  OF  TEXAS,  INC.


                                         By:
                                              -------------------------------
                                              Paul  Rush,  President

Attest:
       -------------------------------
         Myron  Sappington,  Secretary

                                    ANNEX II


                               ARTICLES OF MERGER

                                       OF

                          EARFUL ACQUISITION CORP. AND

                            AUDIOBOOKS OF TEXAS, INC.


     The undersigned officer of the Surviving Corporation to a Plan of Merger submits the following Articles of Merger pursuant to the provisions of Article
5.04  of  the  Texas  Business  Corporations  Act  ("TBCA").

                                    ARTICLE I

                                      NAME
                                      ----

     The  name  and  place  of incorporation of each constituent corporation is:

     A. EARFUL ACQUISITION CORP., a Texas corporation (the "Disappearing Corporation");

     B. AUDIOBOOKS OF TEXAS, INC., a Texas corporation (the "Surviving Corporation").


                                   ARTICLE II

                         ADOPTION OF THE PLAN OF MERGER
                         ------------------------------

     The respective Boards of Directors of the Surviving Corporation and the Disappearing Corporation have duly and validly adopted the Plan of Merger, containing the information required by Article 5.02 of the TBCA has been adopted by the board of directors of each corporation that is a party to the merger.


                                   ARTICLE III

                                OUTSTANDING STOCK
                                -----------------


     On the date of the written consents of the shareholders in lieu of a meeting, there were outstanding shares of stock in the constituent corporations the numbers and designations of which are as follows:

     A. The Surviving Corporation had Two Million, Four Hundred Sixty Thousand Two Hundred Seventy (2,460,270) outstanding shares of common stock, par value $0.01 per share, each share being entitled to one (1) vote for a total of Two Million, Four Hundred Sixty Thousand Two Hundred Seventy (2,460,270)votes entitled to be cast for or against the Plan of Merger;

     B. The Disappearing Corporation had One Thousand (1,000) outstanding shares of common stock, par value $0.01 per share, each share being entitled to one (1) vote for a total of One Thousand (1,000) votes entitled to be cast for or against the Plan of Merger.


                                   ARTICLE IV

                              SHAREHOLDER APPROVAL
                              --------------------


     The Plan of Merger was duly submitted to the shareholders of the Surviving Corporation, in accordance with the laws of the State of Texas, and the shareholders of the Disappearing Corporation in accordance with the laws of the State of Texas, and approved thereby. By written consent, the shareholders of the Surviving Corporation cast ____________________________ (_________) in favor the Plan of Merger and the shareholders of the Disappearing Corporation cast One Thousand (1,000) votes in favor and no (0) votes against the Plan of Merger which votes cast in favor thereof are of a sufficient number for the approval of the Plan of Merger by the constituent corporations. Notice of the written consent by less than unanimous consent will be sent to the shareholders of the Surviving Corporation upon filing of these Articles of Merger.

                                    ARTICLE V

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

                          OF THE SURVIVING CORPORATION
                          ----------------------------


     The Articles of Incorporation of the Surviving Corporation shall continue as the Articles of Incorporation of the Surviving Corporation in all respects; except, that on the effective date of the Merger,

     (i) Article I of the Articles of Incorporation of Audiobooks shall be amended as follows to reflect that after the Merger, the name of the Surviving Corporation shall be "Earful Audiobooks, Inc."

          "The  name  of  the  corporation  is  Earful  Audiobooks,  Inc.";  and

     (ii) Article IV of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows:

          "The total number of shares of all classes of stock which the corporation shall be authorized to issue is three thousand (3,000) shares of common stock, $0.01 par value per share."


                                   ARTICLE VI

                                 PLAN OF MERGER
                                 --------------


     A. A copy of the Plan of Merger is attached hereto as "Exhibit A" and incorporated herein by this reference.

     IN WITNESS WHEREOF, the undersigned President and Secretary of the Constituent Corporations, execute these Articles of Merger and verify that the statements contained herein are true and complete and are the act and deed of the constituent corporations this the 5th day of July, 2001.

                                          AUDIOBOOKS  OF  TEXAS,  INC.


                                          By:
                                             --------------------------------
                                              Paul  Rush,  President

Attest:
        -----------------------------
        Myron  Sappington,  Secretary

STATE  OF  TEXAS    )
                    )
COUNTY  OF  TRAVIS  )


     On  this  5th  day  of  July,  2001, before me, ______________________, the undersigned officer, personally appeared Paul Rush and Myron Sappington, known personally to me to be the President and Secretary, respectively, of AUDIOBOOKS OF TEXAS, INC., and that they, as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

     IN  WITNESS  WHEREOF,  I  have  hereunto  set  my  hand  and official seal.



                                ____________________________________
                                Notary  Public  in  and  for  the
                                State  of  T  E  X  A  S

                                EARFUL  ACQUISITION  CORP.


                                By:
                                   -----------------------------
                                    Robert  Bitterli,  President

Attest:
     Robert  Bitterli,  Secretary

STATE  OF  TEXAS    )
                    )
COUNTY  OF  TRAVIS  )


     On  this  5th  day  of  July,  2001, before me, ______________________, the undersigned officer, personally appeared Robert Bitterli known personally to me to be the President and Secretary, respectively, of EARFUL ACQUISITION CORP., and that they, as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

     IN  WITNESS  WHEREOF,  I  have  hereunto  set  my  hand  and official seal.



     ____________________________________
     Notary  Public  in  and  for  the
     State  of  T  E  X  A  S

                                    ANNEX III


                             SUBSCRIPTION AGREEMENT


THIS  SUBSCRIPTION AGREEMENT (the "Subscription Agreement"), dated as of the 5th
                                   ----------------------
day of July 2001, between AMERICAN ABSORBENTS NATURAL PRODUCTS, INC., a Utah corporation (the "Subscriber"), and EARFUL ACQUISITION CORP., a Texas
                    ----------
corporation  (the  "Company").
                    -------


                              W I T N E S S E T H:
                              -------------------


WHEREAS, the Subscriber and the Company have entered into that certain Agreement (the "Agreement"), dated as of an even date herewith, by and between the
       ---------
Subscriber, the Company and AUDIOBOOKS OF TEXAS, INC., a Texas corporation "Audiobooks"), which contemplates, among other actions, (i) the sale of capital
-----------
stock by the Company to the Subscriber and (ii) the merger of the Company and Audiobooks (the "Merger");
                   ------

WHEREAS, the Subscriber desires to acquire 1,000 of the authorized, but unissued, shares of Common Stock, $.01 par value per share (the "Common Stock")
                                                                  ------------
of the Company for consideration consisting of shares, warrants and options of the Subscriber sufficient to fulfil the obligations of the Company in the event the Merger is consummated, and if the Merger is not consummated, for consideration consisting of $1,000 in cash;

WHEREAS, the Company desires to sell the Common Stock to the Subscriber on such terms; and

WHEREAS,  the  Plan  and  Agreement  of  Merger (the "Merger Agreement"), by and
                                                      ----------------
between the Company and Audiobooks, as contemplated in the Agreement, sets forth that all of the outstanding capital stock, warrants and options of Audiobooks will be cancelled and exchanged for common stock, warrants and options of the Subscriber held by the Company;

NOW, THEREFORE, in consideration of the premises and of the mutual represen-tations, warranties and covenants herein contained, the parties hereby agree as follows:

1.     Subscription.  Subject  to  the  terms  and  conditions  hereof  and  the
       ------------
provisions of the Agreement, the Subscriber hereby irrevocably subscribes for 1,000 shares (the "Shares") of Common Stock for the consideration set forth herein.

2.     Purchase  Price.  The  purchase price to be paid by the Subscriber to the
       ---------------
Company at Closing (as defined herein) as payment for the Shares (hereinafter called the "Purchase Price") shall be as follows:
              ---------------

(a) In the event that the Merger as contemplated in the Agreement is consummated, the Purchase Price shall be the number of shares of Audiobooks Common and Audiobooks Options (as defined in the Agreement) to be exchanged for the cancelled shares of capital stock and options of Audiobooks at the closing of the Merger, as more fully set forth in the Merger Agreement; or

(b) In the event that the Merger is not consummated, the Purchase Price shall be One Thousand Dollars ($1,000.00) in cash.

3.     Closing.
       -------

(a)     The  closing  ("Closing")  of  the  purchase  and  sale  of  the  Shares
                        -------
subscribed for hereby shall be held at the same time, place and date as the closing contemplated in the Agreement.

(b) At the Closing, in accordance with this Subscription Agreement, the Company shall issue and deliver to the Subscriber the Shares.

(c) At the Closing, the Subscriber shall deliver to the Company the Purchase Price. Upon receipt of the Purchase Price the Company shall place such consideration with the Exchange Agent pending satisfaction of the conditions to Closing specified herein.

4.     Representations  and  Warranties  of  the  Company.  In  addition  to the
       --------------------------------------------------
representations and warranties set forth in the Agreement, the Company represents and warrants to the Subscriber, as follows:

(a) The Shares to be delivered to the Subscriber at the Closing are duly authorized and will, when issued in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and will not be subject to any unpaid transfer or other taxes.

(b) The Company is authorized to issue 1,000 shares of Common Stock. No shares of the Common Stock are presently issued or outstanding. No other classes of capital stock of the Company are authorized or outstanding.

(c) All documents and other papers delivered by or on behalf of the Company in connection with this Subscription Agreement, the Agreement, or the transactions contemplated therein are true, complete and authentic. No representation, warranty, covenant or agreement of the Company, contained in this Subscription Agreement or in the Agreement, and no document or other paper furnished by or on behalf of the Company, to the Subscriber pursuant to this Subscription Agreement or the Agreement, or in connection with the transactions contemplated thereby, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false and misleading.

(d) THE COMPANY HAS ALL RIGHT AND AUTHORITY TO EXECUTE AND DELIVER THIS SUBSCRIPTION AGREEMENT. THIS SUBSCRIPTION AGREEMENT IS A VALID AND BINDING AGREEMENT OF THE COMPANY ENFORCEABLE AGAINST THE COMPANY IN ACCORDANCE WITH ITS TERMS EXCEPT AS THE ENFORCEABILITY HEREOF MAY BE AFFECTED BY BANKRUPTCY, INSOLVENCY OR SIMILAR LAWS AFFECTING CREDITORS' RIGHTS GENERALLY, OR BY COURT-APPLIED EQUITABLE REMEDIES.

5.     Representations  and  Warranties  of  Subscriber.  In  addition  to  the
       ------------------------------------------------
representations and warranties set forth in the Agreement, Subscriber hereby represents and warrants to the Company that:

(a) The Subscriber is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of
                                                ---
any state, and, therefore, cannot be sold, pledged, assigned or otherwise transferred except in accordance with the registration requirements of the Act and/or any applicable state securities laws or an exemption from such registration requirements, and further, that only the Company can take action to so register the Shares.

(b) All documents and other papers delivered by or on behalf of the Subscriber in connection with this Subscription Agreement, the Agreement, or the transactions contemplated therein are true, complete and authentic. No representation, warranty, covenant or agreement of the Subscriber, contained in this Subscription Agreement or in the Agreement, and no document or other paper furnished by or on behalf of the Subscriber, to the Company pursuant to this Subscription Agreement or the Agreement or in connection with the transactions contemplated therein, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in a context in which made, not false or misleading.

(c) The Subscriber has all right and authority to make such investment in the Shares and to execute and deliver this Subscription Agreement. This Subscription Agreement is a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally, or by court -applied equitable remedies.

6.     Conditions  to  Obligations of Subscriber.  The obligations of Subscriber
       -----------------------------------------
hereunder are, at its option, subject to the conditions that the representations and warranties of the Company in Section 4 hereof shall be accurate as of the Closing Date, as though such representations and warranties had been made at and as of such time, and all of the terms, covenants and conditions of this Subscription Agreement and the Agreement to be complied with and performed by the Company on or before the Closing Date shall have been duly complied with and performed.

7     Conditions  to Obligations of the Company.  The obligations of the Company
      -----------------------------------------
hereunder are, at its option, subject to the conditions that the representations and warranties of Subscriber in Section 5 hereof shall be accurate as of the Closing Date, as though such representations and warranties had been made at and as of such time, and all of the terms, covenants and conditions to this Agreement to be complied with and performed by the Subscriber on or before the Closing Date shall have been duly complied with and performed.

8.     Consummation  of Merger.  It is the understanding of the parties that the
       -----------------------
Merger described in the Agreement shall be consummated immediately after the Closing of this Subscription Agreement, substantially on the terms of such Merger as set forth in the Agreement and the Merger Agreement. In the event the Merger is not consummated, the Purchase Price shall be modified to the consideration as set forth in Section 2(b) hereof.

9.     Indemnification.  The  Subscriber  and  the Company acknowledge that they
       ---------------
understand the meaning and legal consequences of the representations, warranties and covenants set forth in Sections 4 and 5 above and that each party, and its respective officers, directors, employees and agents have relied or will rely upon such representations, warranties and covenants, and they hereby agree to indemnify and hold harmless each other and their respective officers, directors, employees and agents from and against any and all loss, claim, damage, liability or expense, and any action in respect thereof, joint or several, to which any such person may become subject, due to or arising out of a breach of any such representation, warranty or covenant, together with all reasonable costs and expenses (including attorney's fees) incurred by any such person in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters so indemnified against.

10.     Survival.  All  representations,  warranties  and covenants contained in
        --------
this Subscription Agreement, including without limitation the indemnification contained in Section 8 above, shall survive the termination of this Subscription Agreement. The parties acknowledge and agree that this Subscription Agreement shall survive changes in the transactions, documents and instruments described in the Agreement and the Merger Agreement, which are not material.

11.     Applicable  Law.  It  is the intention of the Company and the Subscriber
        ---------------
that the internal laws, and not the laws of conflicts, of the State of Texas shall govern the enforceability and validity of this Subscription Agreement, the construction of its terms and the interpretation of the rights and duties of the Company and the Subscriber; provided, however, that with respect to matters of
                              --------  -------
law concerning the internal affairs of any entity that is a party to or the subject of this Subscription Agreement the law of the jurisdiction of organization of such entity shall govern.


IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first above written.

                         "SUBSCRIBER  "
                         AMERICAN  ABSORBENTS  NATURAL  PRODUCTS,  INC.

                         BY:
                            ----------------------------------------------
                              Robert  Bitterli,  Chief  Executive  Officer

                         "COMPANY"
                         EARFUL  ACQUISITION  CORP.



                         BY:
                            ----------------------------------------------
                              Robert  Bitterli,  President

                                  Schedule 2.01

Earful  Subsidiaries
--------------------

AUDIOBOOKCAFE.COM,  INC.,  A  TEXAS  CORPORATION  (90%  OWNED).

Earful  of  Books  of  Houston,  Inc.,  a  Texas  corporation ("Earful Houston")

Earful of Books Franchising Company, Inc., a Texas corporation (wholly owned by Earful Houston)

Earful of Books Limited Partnership, a Texas limited partnership, of which the Company is the 33.35% general partner. Certain directors of the Company hold the limited partnership interests.

                                Schedule 2.03(a)

EARFUL  OPTIONS

                    FIRST     LAST     WARRANTS  STRIKE PRICE
                    -----  ----------  --------  -------------
                    Paul   Rush           6,863  $        0.50
                    Myron  Sappington    20,000  $        3.34
                                       --------
                                         26,863
                                       ========




                                  Schedule 2.05

Required  Consents
------------------

The Company has a lease with Quarry Crossing Ltd. in San Antonio for its San Antonio store. The terms of the lease require consent of the landlord prior to consummation of transactions such as those contemplated in the Agreement. Management expects to receive these consents but has not yet received them.

The various documents between the Company and the lenders arranged through Dain Rauscher require consent of the debtholders prior to consummation of transactions such as those contemplated in the Agreement. Management expects to receive these consents but has not yet received them.

                                  Schedule 2.07


                                EARFUL OF BOOKS
                  CONSOLIDATED STATEMENT OF PROFIT AND (LOSS)
                       Three Months Ending March 31, 2001
                                    UNAUDITED


Rental                                       $ 172,312.15
Sales                                           33,202.42
Franchise Revenue                               27,871.80
Other                                           21,302.58
                                             -------------
TOTAL REVENUE                                               $ 254,688.95

COST OF GOODS SOLD                                             16,933.23
                                                            -------------

GROSS PROFIT                                                $ 237,755.72
                                                            -------------

OPERATING EXPENSES
Employment Expenses                          $ 360,156.69
Rent & Utilities                               208,661.47
Travel                                          24,673.31
Interest                                        40,884.95
General & Administrative                       146,426.22
                                             -------------
TOTAL OPERATING EXPENSES                                    $ 780,802.64

Depreciation & Amortization                  $  60,371.05
TOTAL DEPRECIATION AND AMORTIZATION             60,371.05

TOTAL EXPENSES                               $ 841,173.69
                                             -------------

PRETAX EARNINGS                              $(603,417.97)

INCOME TAXES                 -

NET INCOME (LOSS) BEFORE                     $(603,417.97)
       MINORITY INTEREST

Minority Interest In Loss                       51,258.96

NET LOSS                                     $(552,159.01)
                                             =============

                                 EARFUL OF BOOKS
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 2001
                                    UNAUDITED


ASSETS
CURRENT ASSETS
Cash                                        $            -
Accounts Receivable                               1,646.93
                                            ---------------
TOTAL CURRENT ASSETS                                         $     1,646.93

FIXED ASSETS
Leasehold Improvements                      $   300,853.70
Fixtures and Equipment                          284,492.86
Book Inventory                                  663,627.98
                                            ---------------
TOTAL FIXED ASSETS                          $ 1,248,974.54
Accumulated Depreciation                       (773,705.59)
                                            ---------------
NET FIXED ASSEST                                                 475,268.95

INTANGIBLE ASSETS
Goodwill & Customer List                    $   283,200.00
Accumulated Amortization                       (269,534.13)
                                            ---------------
NET INTANGIBLE ASSETS                                             13,665.87

OTHER ASSETS
Other Assets                                $    75,719.32
                                            ---------------
TOTAL OTHER ASSETS                                                75,719.32
                                                             ---------------

TOTAL ASSETS                                                 $   566,301.07
                                                             ===============


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Bank Overdaft                               $    51,012.77
Accounts Payable                                212,056.96
Due to Franchisees                               72,531.50
Accrued Expenses                                378,376.55
                                            ---------------
TOTAL CURRENT LIABILITIES                                    $   713,977.78

DEFERRED INCOME
Deferred Franchise Fees                     $   319,000.00
                                            ---------------
TOTAL DEFERRED INCOME                                            319,000.00

LONG-TERM DEBT

Notes Payable - Bank                        $   424,168.05
Notes Payable - Other                         1,261,420.55
                                            ---------------
TOTAL LONG-TERM DEBT                                           1,685,588.60
                                                             ---------------

TOTAL LIABILITIES                                            $ 2,718,566.38

SHAREHOLDERS' EQUITY
Common Stock                                $ 2,217,730.03
Retained Earnings                            (4,335,669.61)
Minority Interest                               (34,325.73)
                                            ---------------
TOTAL SHAREHOLDERS' EQUITY                                    (2,152,265.31)
                                                             ---------------


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $   566,301.07

                                  Schedule 2.08


UNDISCLOSED  LIABILITIES

City National Bank Loan - The Company has entered into a transaction with City National Bank of Taylor whereby an outstanding loan of $225,000 has been included in a new loan of $425,000 maturing approximately one year from the date of the new loan. Additionally, an existing $75,000 loan has been renewed and extended for a simultaneous one year period. A new $200,000 loan was established, maturing simultaneously with the other two outstanding loans. These loans have been guaranteed by various directors of the Company and Robert Bitterli.

The Company has entered into termination agreements with several warrantholders providing for an aggregate payment obligation of the Company of $25,625 on or before December 31, 2001.


                                  Schedule 2.10


LITIGATION

On January 25, 2001, suit was filed in the 261st District Court of Travis County styled Electrocast, Inc., vs. Audiobooks of Texas, Inc. The suit is for breach of contract concerning an agreement by the Company to have Electrocast process certain books on tape to digital format. Amount claimed as damages by Electrocast is approximately $3.725 million. The Company has filed a general denial. The undersigned counsel believes that the Company has a valid defense of repudiation of the contract upon which the suit is brought by Electrocast and that damages, if any, are greatly overstated in that amount being sought is for gross amount of the contract not lost profits. Minimal discovery has occurred and no date of trial is set.

Lehman McLeskey, LLP was granted a judgment against Earful of Books, Inc. on February 13, 2001 and an Abstract of Judgment was filed on March 15, 2001 for $53,284.72 plus interest from the date of judgment. A Rule 11 Agreement has been entered by which the Company has paid $15,000.00 with an additional payment of $7,500.00 on the first of every month with a final payment on September 1, 2001 of the outstanding judgment in full including post-judgment interest charged at the judgment rate of 3/4% per month.

Earful Investors, Ltd. vs. Earful of Books Franchising Co., Inc.; in the Court of Common Pleas of Hamilton County, Ohio; No. A0102133, on April 5, 2001. Amount $65,000, plus interest at 10%, cost of court and attorney's fees to be determined at hearing later. They have filed Notice of Filing of Foreign Judgment in No.GN101939; in Travis County District Court on June 22, 2001.

Earful Investors, Ltd. vs. Earful of Books Franchising Co., Inc.; in the Court of Common Pleas of Hamilton County, Ohio; No. A01-3589, on June 4, 2001. Amount $25,000, plus interest at 10%, cost of court and attorney's fees to be determined at hearing later. They have filed Notice of Filing of Foreign Judgment in No.GN101940; in Travis County District Court on June 22, 2001.


                                  Schedule 2.12


BROKERS

Upon consummation of the Merger, Aurora Financial Services, LLC ("Aurora") has agreed to accept 170,000 shares of AANP in full satisfaction of any and all brokerage or financial advisory agreements with the Company. The Company also owes Aurora approximately $21,000 in due diligence fees and expenses.

                                  Schedule 2.15


                             EMPLOYEE BENEFIT PLANS

Earful has an agreement as part of Paul A. Rush's compensation to provide to him annually options on a set amount of stock at a fixed price.

Post Merger, the agreement will be 165,000 options per year at a price determined by the Board of Directors.

                                  Schedule 3.03


Capitalization
--------------


On July 6, 2000, the Company entered into an agreement with Insiderstreet.com for investor relation services. Insiderstreet.com received compensation pursuant to this agreement and failed to fulfill their contractual responsibilities. Insiderstreet.com has agreed to return 100,000 shares of American Absorbents Natural Products, Inc. stock. The Company is still awaiting the return of these shares.


                                  Schedule 3.07


Reports:  Financial  Statements
-------------------------------

No 8-K was filed announcing the termination of the Merger and Plan of Reorganization between American Absorbents Natural Products, Inc. and Centre Capital Corporation. When both parties agreed to terminate the deal, a press release was published announcing the termination of the merger.

The Company's previous auditor, Kevin Orton of Salt Lake City, was convicted in December 1999 of racketeering, racketeering conspiracy, conspiracy and multiple counts each of money laundering, securities fraud and wire fraud. The Company replaced Mr. Orton as auditor in January of 2000. The Company's financial statements have been audited for the years ended January 31, 2000 and 2001 by our new accounting firm.


                                  Schedule 3.09


No  undisclosed  Liabilities
----------------------------

On May 3, 2001, CEO Robert Bitterli signed, as guarantor on American Absorbents Natural Products, Inc behalf, loan documents with City National Bank for a $200,000 loan. American Absorbents Natural Products, Inc.'s guarantee is for $100,000. This loan was entered into with Earful of Books.

On two occasions American Absorbents Natural Products, Inc. raised capital under private placement documents, which provided for royalty payments to the subscribers for zeolite that was mined, milled, and sold as provided for by the agreement. To date, $2,500 in royalties has been paid. The financial statements reflect the accrued and unpaid royalty at $2,295. Future royalty payments would be due on any zeolite mined, milled, and sold as provided for by the agreement.


                                  Schedule 3.10


Equitable Assets and its principals, Houston Wisenbaker and Louis Mehr, have contacted the Company in reference to the $220,000 CCCX advanced to the Company in accordance with the Agreement and Plan of Reorganization signed August 8, 2000. Equitable Assets claims they loaned the funds and are requesting repayment. The Company believes that Houston Wisenbaker and Louis Mehr's assertions are without validity. CCCX and the Company have signed mutual releases with regards to any financial or business consideration or obligations as a result of the original Agreement and Plan of Reorganization.


                                  Schedule 3.13


Brokers
-------

Upon consummation of the Merger, Texas Commercial Resources, Inc. (Aurora Financial Services, LLC) has agreed to accept 170,000 shares of American Absorbents Natural Products, Inc in full satisfaction of any and all brokerage and financial advisory agreements with the Company.


                                  Schedule 3.14


Environmental  Laws  and  Regulations
-------------------------------------

Anaconda Minerals Company originally filed the northern portions of the Harney Basin Claims in 1975. Occidental Minerals Company filed claims covering much of the southern portion in 1979. Drilling and evaluation of the deposit by both companies continued into the 1980's. Since then several companies, including PDZ Corporation, Tenneco Specialty Minerals, Steelhead Specialty Minerals, East West Minerals, Inc. and New Gold, Inc. have had an interest in part or all of the properties previously held by Anaconda and Occidental. The Company is in possession of extensive trenching and core drilling data on the basin, which data were compiled by Occidental and Anaconda. A composite geological report dated December 14, 1993, and prepared for the Company from such data by William
G. Ellis, an independent geologist, estimates the early sampling of the area established numerous good-quality zeolite beds in a 7.5 square mile area with an average of slightly over 70% total zeolites content, consisting primarily of clinoptilolite, with lesser amounts of phillipsite, chabazite, mordenite and erionite. The Company intends to avoid the beds of zeolites containing erionite and concentrate its mining efforts solely on the beds of zeolites containing no erionite. The Company's current operations are on the northern 4060 acres of the Harney Basin claims, which previous core data reports indicate has a thickness up to 300 feet of 90% clinoptilolite purity. The zeolites deposits on the Harney Basin Claims are on or near the surface with little or no overburden, thus reducing the cost of extraction.


                                  Schedule 3.15


The Company has entered into a two-year agreement with Dr. Jan Krason for consulting services effective Dec. 15 1999 and terminating December 31st 2001.

The Company has entered into an agreement with Ibank for investor relations and public relation services. This agreement provides for the issuance of shares upon completion of the transaction.

On July 6, 2000, the Company entered into an agreement with Insiderstreet.com for investor relation services. Insiderstreet.com received compensation pursuant to this agreement and failed to fulfill their contractual responsibilities. Insiderstreet.com has agreed to return 100,000 shares of American Absorbents Natural Products, Inc. stock. The Company is still awaiting the return of these shares.

On July 13, 2000, the Company entered into an agreement with CEO Solutions, Inc. to provide investor relations services. This agreement terminates July 13, 2001.

On August 21, 2000, the Company entered into an agreement with Greg Barnes to represent the interests of the Company in Texas and as directed by the Company.

The Company and Earful have entered into a marketing agreement with Barso Global Management, Ltd. to market the assets of American Absorbents Natural Products, Inc. In accordance with the agreement, American Absorbents Natural Products, Inc. has issued 25,000 shares to Barso Global Management. Ltd.

On March 16, 2001, the Company entered into a joint venture agreement with ChinaBusinessChain Group, LLC.


                                  Schedule 3.16


Employees
---------

The  current  employees of American Absorbents Natural Products, Inc. are Robert
L. Bitterli, Chief Executive Officer and Chairman of the Board, David C. Scott, President and Chief Financial Officer, and L. Renee Scott, part-time production employee.


Shareholders  List
------------------

[attached  to  original]